UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2025

Box, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 Jefferson Ave.

Redwood City, California 94063

(Address of Principal Executive Offices, including zip code)

(877) 729-4269

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	BOX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amended and Restated 2015 Equity Incentive Plan and Amended and Restated 2015 Employee Stock Purchase Plan

On June 27, 2025, Box, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved (i) an amendment to the Company’s Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) to increase the number of shares of Class A common stock of the Company reserved for issuance under the 2015 Plan by 5,000,000 shares (as amended, the “Amended 2015 Plan”), and (ii) an amendment to the Company’s Amended and Restated 2015 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of Class A common stock of the Company reserved for issuance under the ESPP by 6,000,000 shares (as amended, the “Amended ESPP”).

The material terms of the Amended 2015 Plan and the Amended ESPP are set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 13, 2025 (the “Proxy Statement”).

The descriptions of the Amended 2015 Plan and the Amended ESPP are qualified in their entirety by reference to the full texts of the Amended 2015 Plan and the Amended ESPP, which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K.

Item 5.03	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to limit the liability of certain officers to the fullest extent permitted under Delaware law. This amendment reflects updated Delaware law provisions permitting officer exculpation.

As a result, the Company filed the Charter Amendment with the Delaware Secretary of State on June 27, 2025, which became effective upon filing.

The material terms of the Charter Amendment are described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 13, 2025. A copy of the Charter Amendment is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Each stockholder of record as of May 1, 2025, the record date for the Annual Meeting (the “Record Date”), was entitled to one vote per share of Class A common stock and one vote per each share of Class A common stock underlying a share of Series A Convertible Preferred Stock on an “as converted” basis. The Class A common stock and Series A Convertible Preferred Stock voted together as a single class.

Present at the Annual Meeting virtually or by proxy were holders of shares of Class A common stock and Series A Convertible Preferred Stock representing an aggregate of 136,834,791 votes, or 83.75% of the voting power of all issued and outstanding shares entitled to vote at the Annual Meeting as of the Record Date, constituting a quorum. Summarized below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting:

Proposal 1 – Election of Directors. The Company’s stockholders voted to elect two Class II directors to serve until the Company’s 2028 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal, with voting results as follows:

Nominee	For	Against	Abstained	Broker Non-Votes
Dan Levin	90,056,885	37,968,998	1,687,683	7,121,225
Bethany Mayer	119,195,915	8,909,510	1,608,141	7,121,225

Proposal 2 – Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers. The Company’s stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement, with voting results as follows:

For	Against	Abstained	Broker Non-Votes
125,130,955	2,935,105	1,647,506	7,121,225

Proposal 3 – Approval of Amendment to Amended and Restated 2015 Equity Incentive Plan. The Company’s stockholders voted to approve the Company’s Amended 2015 Plan, with voting results as follows:

For	Against	Abstained	Broker Non-Votes
75,524,258	52,471,862	1,717,446	7,121,225

Proposal 4 – Approval of Amendment to Amended and Restated 2015 Employee Stock Purchase Plan. The Company’s stockholders voted to approve the Company’s Amended ESPP, with voting results as follows:

For	Against	Abstained	Broker Non-Votes
124,017,849	4,086,881	1,608,836	7,121,225

Proposal 5 – Approval of Amendment to Amended and Restated Certificate of Incorporation. The Company’s stockholders voted to approve the Charter Amendment, with voting results as follows:

For	Against	Abstained	Broker Non-Votes
111,408,335	16,689,949	1,615,282	7,121,225

Proposal 6 – Ratification of the Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 31, 2026, with voting results as follows:

For	Against	Abstained	Broker Non-Votes
130,950,209	4,271,530	1,613,052	—

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Box, Inc., effective June 27, 2025.

10.1	Box, Inc. Amended and Restated 2015 Equity Incentive Plan, effective June 27, 2025.

10.2	Box, Inc. Amended and Restated 2015 Employee Stock Purchase Plan, effective June 27, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2025	BOX, INC.

	By:	/s/ David Leeb
David Leeb Chief Legal Officer and Corporate Secretary